Exhibit 21.1

APARTMENT INVESTMENT AND MANAGEMENT COMPANY ENTITIES

As of 12/31/2020

Entity	Jurisdiction
APARTMENT INVESTMENT AND MANAGEMENT COMPANY	Maryland
LA Indian Oaks QRS, Inc.	Delaware
LA Canyon Terrace QRS, Inc.	Delaware
AmReal Corporation	South Carolina
Ambassador IX, Inc.	Delaware
National Corporation for Housing Partnerships	District of Columbia
Rescorp Development, Inc.	Illinois
Aimco OP GP, LLC	Delaware
Aimco OP L.P.	Delaware
AIVUP JV Holdings Member, LLC	Delaware
AUP JV Holdings, LLC	Delaware
AUP JV Member, LLC	Delaware
Upton Place JV LLC	Delaware
Upton Place West LLC	Delaware
Upton Place East LLC	Delaware
Real Estate Technology Ventures, L.P.[1]	Delaware
Real Estate Technology Ventures, II, L.P.[2]	Delaware
RET Ventures SPV 1, L.P.[3]	Delaware
Aimco Development Company, LLC	Delaware
AHOTB Holdings, LLC	Delaware
AHOTB 555 NE, LLC	Delaware
AHOTB 630 NE, LLC	Delaware
AHOTB 640 NE, LLC	Delaware
AHOTB REIT, LLC (n/k/a AHOTB REIT Corp.)	Delaware
Brickell Bay Miami REIT, LLC (n/k/a Brickell Bay Miami REIT Corp.)	Delaware
Brickell REIT Merger Sub, LLC (n/k/a 1001 Brickell Owner, LLC)	Delaware
1001 Brickell Bay Drive, LLC	Delaware
Brickell US, LLC	Delaware
Brickell Bay Tower Ltd	Bahamas
Brickell Bay Tower SPE, LLC	Delaware
Brickell Bay Tower Inc.	Delaware
Flamingo North Lessee, LLC	Delaware
707 Leahy Lessee, LLC	Delaware
Fremont Lessee, LLC	Delaware
Prism Lessee, LLC	Delaware
Campus GP Holdings, LLC	Delaware
New GP Holdings, LLC	Delaware
NHP Partners Two Limited Partnership	Delaware
The National Housing Partnership	District of Columbia

[1]	Not majority-owned by Aimco
[2]	Not majority-owned by Aimco
[3]	Not majority-owned by Aimco

Exhibit 21.1

St. George Villas Limited Partnership[4]	South Carolina
Aimco Wexford Village, L.L.C.	Delaware
AIMCO WEXFORD VILLAGE II, L.L.C.	Delaware
AIMCO Warwick, L.L.C.	Delaware
AIMCO ROYAL CREST – NASHUA, L.L.C.	Delaware
Waterford Village, L.L.C.	Delaware
Royal Crest Estates (Marlboro), L.L.C.	Delaware
AIMCO ESPLANADE AVENUE APARTMENTS, LLC	Delaware
AIMCO Yacht Club at Brickell, LLC	Delaware
AIMCO 237 Ninth Avenue, LLC	Delaware
AIMCO 173 East 90th Street, LLC	Delaware
AIMCO Hyde Park Tower, L.L.C.	Delaware
NP Bank Lofts Associates, L.P.	Colorado
HERMOSA TERRACE A LIMITED PARTNERSHIP[5]	California
AIMCO Hermosa Terrace LP, LLC	Delaware
AIMCO Hermosa Terrace GP, LLC	Delaware
AIMCO Casa Del Mar TIC, LLC	Delaware
Aimco REIT Sub, LLC	Delaware
AIR Property Management TRS, LLC[6]	Delaware
Aimco JO Intermediate Holdings, LLC	Delaware
James-Oxford Limited Partnership	Maryland
AIMCO Hillmeade, LLC	Delaware
AIMCO Milan, LLC	Delaware
New J-O GP Holdings, LLC	Delaware
AIMCO ELM CREEK, L.P.	Delaware
Church Street Associates Limited Partnership	Illinois
AIMCO Yorktown, L.P.	Delaware
Cedar Rim Apartments, LLC	Delaware
CCIP Plantation Gardens, L.L.C.	Delaware
Aimco Pathfinder Village Apartments, L.P.	Delaware
AIMCO Pathfinder Village Apartments GP, LLC	Delaware
Williamsburg Limited Partnership	Illinois
Ambassador GP Holdings, LLC	Delaware
Aimco Park and 12th, LLC	Delaware
LA JOLLA TERRACE, A LIMITED PARTNERSHIP[7]	California
AIMCO La Jolla Terrace LP, LLC	Delaware
AIMCO La Jolla Terrace GP, LLC	Delaware
Casa Del Norte a Limited Partnership[8]	California
AIMCO Casa Del Norte GP, LLC	Delaware

[4]	Not majority-owned by Aimco
[5]	Not majority-owned by Aimco
[6]	Not majority-owned by Aimco
[7]	Not majority-owned by Aimco
[8]	Not majority-owned by Aimco

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